                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           AUTO-Q INTERNATIONAL, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                           98-0349160
--------------------------------------------------------------------------------
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification No.)

            55-57 Woodcock Trading Estate
            Warminster, United Kingdom                        BA12 9DX
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                Name of Each Exchange on Which Each Class
   to be so Registered                        is to be Registered

Common Stock, $0.001 Par Value                       None
-------------------------------          ---------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
        -----------------------------------------------------------------
                                (Title of class)

ITEM 1: DESCRIPTION OF REGISTRANT'S ORGANIZATION, FINANCIAL STRUCTURE AND BUSINESS.

         A complete description of the organization and business of Auto-Q International, Inc. (the "Company" or "Registrant") is set forth in the Company's Registration Statement on Form SB-2 (Registration No. 333-64528) filed with the Commission on July 3, 2001, as amended from time to time (the "Registration Statement"), under the caption "Description of the Business" and is incorporated herein by reference. A complete description of the financial structure of the Company is set forth in the Registration Statement under the captions "Capitalization" and "Financial Statements" and is incorporated herein by reference.

ITEM 2: DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A complete description of the Company's Common Stock, par value $0.001 per share, which is to be registered hereunder is contained in the Registration Statement under the caption "Description of Securities" and is incorporated herein by reference.

ITEM 3: OFFERINGS OF REGISTRANT'S SECURITIES.

         A complete description of the terms on which securities of the Company have been offered during the preceding three years and on which the securities to be registered will be offered is set forth in the Registration Statement under the captions "Selling Stockholders", "Plan of Distribution" and "Recent Sales of Unregistered Securities" and is incorporated herein by reference.

ITEM 4: CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED TRANSACTIONS.

         A complete description of the directors, officers and stockholders of record holding more than ten percent of any equity security of the Registrant is set forth in the Registration Statement under the caption "Security Ownership of Certain Beneficial Owner's and Management" and is incorporated herein by reference. A complete description of the compensation of the Registrant's officers and directors owning more than ten percent of any equity security of the Registrant is set forth in the Registration Statement under the caption "Summary Compensation Table" and is incorporated herein by reference. A description of the Exchange Agreement among the Registrant and certain of its stockholders is set forth in the Registration Statement under the caption "Recent Sales of Unregistered Securities" and is incorporated herein by reference.

ITEM 5: COMPENSATION OF CONSULTANTS AND OTHERS.

     None.

ITEM 6: BONUS AND PROFIT-SHARING ARRANGEMENTS.

     None.

ITEM 7: MANAGEMENT AND SERVICE CONTRACTS.

     None.

ITEM 8: OPTIONS.

     None.

ITEM 9: MATERIAL CONTRACTS.

(a) Peaty and Smith Builders to Metal Products (Westbury) Limited and Warminster Systems Limited Lease of Units 55 and 57 Woodcock Trading Estate Warminster Wilshire, dated December 7, 2000. (b) Tom Lam and Warminster Systems Limited Agreement for Software Assignment dated April 9, 2001. (c) Simon Christopher James Allso and Warminster Systems Limited and Thomas Wang, Kim Lam, Agreement for Sale of Shares in Gridloc Limited, dated August 24, 2001. (d) Carroll Family to Warminster Systems Limited, Agreement for Sale of Shares of Automotive Information Control Systems (UK) Ltd.

ITEM 10: BALANCE SHEETS OF THE REGISTRANT.

         Balance sheets of the Registrant for the three months ended December 31, 2001 and the year ended September 30, 2001 are forth in the Registration Statement under the caption "Consolidated Balance Sheets" in the Financial Statements and is incorporated herein by reference.

ITEM 11: PROFIT AND LOSS STATEMENTS.

         Profits and losses of the Registrant for the three months end December 31, 2001 and the years ended September 30, 2001 and September 30, 2000 are set forth in the Registration Statement under the caption "Consolidated Statements of Operation" in the Financial Statements and are incorporated herein by reference.

EXHIBITS

         The following Exhibits are filed herewith (or incorporated by reference as indicated below):

           Exhibit Number              Description
           --------------              -----------
               2.1                     Exchange Agreement dated as of April 27, 2001 by and among Auto-Q
                                       International, Inc., Tom Lam and Elizabeth Rendall.*

               3.1                     Certificate of Incorporation of Auto-Q International, Inc. filed with the
                                       Secretary of the State of the State of Delaware on April 26, 2001.*

               3.2                     By-laws of Auto-Q International, Inc.*

               4.1                     Form of Common Stock Certificate of Auto-Q International, Inc.*

               4.2                     Form of Preferred Stock Certificate of Auto-Q International, Inc.*

               5                       Opinion of Piper Marbury Rudnick & Wolfe LLP.*

               10.1                    Peaty and Smith Builders to Metal Products (Westbury) Limited and Warminster
                                       Systems Limited Lease of Units 55 and 57 Woodcock Trading Estate Warminster
                                       Wilshire, dated December 7, 2000.*

               10.2                    Tom Lam and Warminster Systems Limited Agreement for Software Assignment
                                       dated April 9, 2001.*

               10.3                    Simon Christopher James Allso and Warminster Systems Limited and Thomas Wang,
                                       Kim Lam, Agreement for Sale of Shares in Gridloc Limited, dated August 24,
                                       2001.*

               10.4                    Carroll Family to Warminster Systems Limited, Agreement for Sale of Shares of
                                       Automative Information Control Systems (UK) Ltd.*

               10.5                    Agreement between Carroll Family and Warminster Systems Limited, dated
                                       February 21, 2002.*

               21                      Subsidiaries of the Company.*

               23.1                    Consent of Mahoney Cohen & Company, CPA, P.C.*

* Filed as part of the Registration Statement dated July 3, 2001.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      AUTO-Q INTERNATIONAL, INC.



Date:  March 8, 2002                  By:   /s/ Tom Lam
                                          --------------------------------------
                                          Tom Lam
                                          President and Chief Executive Officer